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Exhibit 21

                   Subsidiaries of ACT Teleconferencing, Inc.

                                                         Jurisdiction of
                  Name                                    Incorporation
                  ----                                    -------------

ACT Teleconferencing Services, Inc.,
formerly ACT Capital, Inc.                                Minnesota, USA

ACT VideoConferencing, Inc.,
formerly NBS, Inc.                                        Minnesota, USA

ACT Research, Inc.                                        Colorado, USA

ACT Proximity, Inc.                                       Colorado, USA

ACT Teleconferencing Canada Inc.                          Canada

ACT Teleconferencing Limited                              United Kingdom

ACT Business Solutions Limited,
formerly Multimedia and Teleconferencing
Services Limited                                          United Kingdom

ACT Teleconferencing France SA                            France

ACT Teleconferencing GmbH                                 Germany

ACT Teleconferencing BV                                   Netherlands

ACT Teleconferencing Belgium SA                           Belgium

ACT Teleconferencing (Pty) Limited                        Australia

ACT Teleconferencing Hong Kong Limited                    Hong Kong

ACT Teleconferencing of Bermuda Limited                   Bermuda

ACT Teleconferencing Singapore PTE Limited                Singapore